Exhibit 10.35

MASTER SERVICES AGREEMENT

Effective June 10, 2015 (the “Effective Date”), Cancer Prevention Pharmaceuticals, Inc. a Delaware corporation with offices located at 1760 E. River Road, Suite 250, Tucson, AZ 85718, (“CPP”), and Clear Pharma, Inc., a Delaware corporation with offices at 8 Wright Street, Suite 107, Westport, CT 06880, (“Contractor”) in consideration of the mutual covenants and agreements made hereunder, the receipt and sufficiency of which are hereby acknowledged, agree as follows (certain initially-capitalized terms are defined in the body of this Agreement and indexed above):

ARTICLE I

RECITALS

SECTION 1.1. CPP is engaged in the development of an investigatory pharmaceutical, chemically identified as D,L-ɑ-difluoromethylornithine (“DFMO”), for use in the prevention of treatment of familial adenomatous polyposis (“FAP”) and in the related development of novel therapeutic agents, diagnostics, and lifestyle recommendations that make possible the treatment of risk factors for cancer (the “Business”).

SECTION 1.2. To that end, CPP is conducting a clinical study at various sites concerning DFMO and its use as a single agent or in combination with sulindac (“Sulindac”) (the “Study”), and which require analyses of data obtained from human subjects participating in the Study.

SECTION 1.3. CPP seeks expertise to assist CPP in performing data analyses, writing and submission for publication in medical journals, and Contractor possesses specialized expertise and knowledge pertaining to data analyses and preparing and submitting for publication in medical journals, and desires to render such services to CPP based on that expertise.

SECTION 1.4. CPP and Contractor desire to enter into this Agreement to govern the Contractor’s rendering of services to CPP and to set forth their respective rights and obligations.

ARTICLE II

SCOPE AND DESCRIPTION OF SERVICES PERFORMED BY CONTRACTOR

SECTION 2.1. Engagement. CPP hereby engages Contractor, and Contractor hereby agrees, to render professional services as authorized by CPP from time to time, relating to analyses of data from the Study as more fully described in every Work Order (as defined below) agreed to by the parties (collectively, the “Services”). Contractor must provide or obtain all personnel required to provide the Services.

As a “master” form of contract, this Agreement allows the parties to contract for multiple, distinct and discrete elements of the Services, which will be specified in a written work order describing the Services to be performed by Contractor (each, a “Work Order”). Each Work Order will specify the particular Services to be performed under that Work Order and the items, documents, systems or reports to be delivered by Contractor to CPP in connection with that Work Order (each item, document, system or report a “Deliverable,” and, collectively, the “Deliverables”), and the content, design or performance requirements for each Deliverable (the “Specifications”). At those times as CPP desires Contractor to perform particular Services, CPP will issue a Work Order in the form attached hereto as Exhibit A. Upon execution by each party’s Party Representative (as defined below), each Work Order will be incorporated in, and made an integral part of, this Agreement, and the Services provided under that Work Order will be subject to, and governed by, this Agreement. If the Services are performed in connection with CPP’s conduct of the Study, the specific obligations transferred by CPP to Contractor as a designated contract research organization under 21 C.F.R. Part 312.52 for purposes of the Study will be set forth and identified as such in the applicable Work Order. Notwithstanding anything in this Agreement, CPP and Contractor acknowledge and agree that Contractor is developing independently a software as a service platform called “onevoice,” which is not subject to the terms of this Agreement as a Deliverable.

SECTION 2.2. Subcontractors. Contractor may engage subcontractors to perform Services if: (a) CPP reasonably approves of the subcontractor’s engagement in advance; and (b) the subcontractor, its employees, agents and contractors, are bound by confidentiality and intellectual property provisions at least as stringent as those under this Agreement. Contractor remains primarily responsible for all Services, whether performed by Contractor or subcontractor, and will not be relieved of any liability or obligations under this Agreement for Services performed by a subcontractor. Contractor must serve as CPP’s sole point of contact and sole contracting party.

SECTION 2.3. Deliverables. Contractor must present and deliver to CPP the Deliverables according to each Work Order. Upon receipt of each Deliverable, CPP will have ten business days to review and examine that Deliverable (the “Deliverable Acceptance Period”). On or before the expiration of the Deliverable Acceptance Period, CPP must provide Contractor written notice if CPP determines that any Deliverable is not acceptable. That written notice must be accompanied by a reasonably detailed statement specifying the basis for rejection. If CPP does not deliver Contractor written notice that CPP has rejected that Deliverable on or before the expiration of the applicable Deliverable Acceptance Period, then CPP will be deemed to have accepted that Deliverable. If CPP timely rejects that Deliverable, Contractor must modify, supplement, enhance or replace that Deliverable to address the bases for rejection of that Deliverable and deliver it, as modified, supplemented, enhanced or replaced as promptly as possible and, in any event, within the time period specified for delivery in the Work Order or in CPP’s notice of non-acceptance or such other period as may otherwise be mutually agreed to in writing by CPP and Contractor. If CPP rejects the modified Deliverable, then that Deliverable will be deemed finally rejected, and CPP will have no obligation to pay any fees or make any payments remaining outstanding for the Services rendered under a Work Order pertaining to that Deliverable. CPP must act in good faith in determining whether to reject any Deliverable, and Contractor must act in good faith in making any modification, supplementation, enhancement or replacement of a rejected Deliverable.

SECTION 2.4. Records. Contractor must compile, record and preserve all Work Product (as defined below) and any other materials and documents generated pursuant to the Services in tangible or electronic records used exclusively for the Services and for no other purpose or client of Contractor (the “Records”). Records in electronic form must be accessible through readily available commercial retail software applications. The Records are deemed to be CPP’s Confidential Information and, to that end, Contractor must mark, and cause to be marked, the Records as “CPP Confidential.” During the term of this Agreement and for five years thereafter, the Records must be available, at all reasonable times, for inspection and copying by CPP or its designee. Upon CPP’s written request made on or before the date five years after conclusion of the Project Plan, or the earlier termination of this Agreement, Contractor must deliver the Records to CPP. Before destroying or discarding them, Contractor must afford CPP the opportunity to receive and hold the Records.

ARTICLE III

FINANCIAL TERMS

SECTION 3.1. Compensation. Contractor will issue to CPP invoices at the times specified in each Work Order and in the form reasonably acceptable to CPP. CPP may withhold payment of invoice if Deliverables submitted during the period covered by the invoice have not been accepted by CPP but require modification to render them acceptable. CPP must make any payments so withheld upon its acceptance of the pertinent Deliverable. CPP’s payments against Contractor’s invoice must be made on or before the date thirty days after the date of CPP’s receipt of that invoice to Contractor’s address below. Each invoice will also specify any unreimbursed costs or expenses earlier approved by CPP, but not previously invoiced, that Contractor incurred in performing the Services, accompanied by appropriate supporting documentation, such as copies of receipts or invoices, supporting the amount, type and date on which an expense is incurred and the purpose for which the expense was incurred. All invoices will be submitted via email to CPP’s Accounts Payable department at ap@canprevent.com. In furtherance of Contractor’s obligations under this Agreement, Contractor must make and maintain adequate and current records of all Services performed and invoiced under this Agreement, which CPP may audit upon request.

SECTION 3.2. Taxes. The invoiced amounts specified in each Work Order include all taxes, including sales tax, excise tax, value added tax, goods and services tax, consumption tax, business tax, and similar taxes, unless expressly provided for in that Work Order. CPP has no obligation to pay any additional taxes or other charges not expressly specified in the applicable Work Order. Each party is responsible for all taxes imposed on its income, assets or capital.

ARTICLE IV

EXPIRATION AND TERMINATION

SECTION 4.1 Expiration. Unless earlier terminated as provided below, the term of this Agreement commences on the Effective Date and will continue until this Agreement is terminated as provided below.

SECTION 4.2. Termination.

Subsection 4.2.1. Unilateral Termination. CPP may terminate this Agreement or any Work Order without cause on thirty days’ written notice to Contractor. If CPP so terminates this Agreement, unless CPP’s notice of termination specifies otherwise, all Work Orders then in progress will not be affected and the Services with respect to which will continue to be conducted, billed, and paid for until completion of the pertinent Work Order(s), which will continue to be governed by this Agreement as if not terminated. If CPP terminates this Agreement or any Work Order pursuant to this Subsection, Contractor may invoice CPP for all Services rendered in accordance with this Agreement up to the date of termination, plus non-cancelable expenses incurred by Contractor to third parties that are not employees, agents or Affiliates of Contractor for the terminated Services, if any, through the date of termination. In the case of termination of a fixed-cost Work Order pursuant to this Subsection, the amount payable for the Services rendered will be prorated on a percentage-of-completion basis with respect to any Deliverables that are then in-progress.

Subsection 4.2.2. Termination of this Agreement for Material Breach.

(a) If either party materially breaches this Agreement in any manner except as provided in (b) below, the non-breaching party may terminate this Agreement by giving the breaching party written notice of that breach, specifying the nature of the breach, and affording the breaching party the opportunity to cure that breach on or before the date thirty days after the date of the non-breaching party’s written notice. If that breach is not timely cured, this Agreement will then terminate, subject to each party’s surviving obligations, it being understood that, if Contractor is the breaching party, CPP will have no obligation to make further payments after termination.

(b) In the case of Contractor’s material breach of ARTICLES V or VI, or SECTION 7.2.2, CPP has the right, in its sole discretion, to terminate this Agreement immediately upon written notice to Contractor and without prejudice to any other remedies that may be available to CPP. If this Agreement is terminated pursuant to this clause (b), Contractor is not entitled to any further payment by CPP under this Agreement, regardless of any Services performed or costs incurred or third-party agreements entered into before the effective date of termination. Contractor acknowledges that it may further be liable to CPP for damages incurred as a result of that breach or for other remedies as provided by law.

Subsection 4.2.3. Termination of Work Order(s) for Material Breach. If a party materially breaches a Work Order, the other party may terminate that Work Order by giving the breaching party written notice of that breach, specifying its nature, and affording the breaching party the opportunity to cure that breach on or before the date thirty days after the date of the non-breaching party’s written notice. If that breach is not timely cured, the Work Order will then terminate, subject to each party’s surviving obligations under that Work Order and continuing obligations under this Agreement. If a party so terminates a Work Order, unless the parties otherwise agree in writing, each other Work Order then in progress will not be affected and the Services with respect to which will continue to be conducted, billed, and paid for until completion of the pertinent Work Order, which will continue to be governed by this Agreement.

Subsection 4.2.4. Termination for Bankruptcy or Insolvency. To the extent permitted by applicable law, either party may terminate this agreement immediately upon a party’s written notice of termination to the other party upon the other party’s voluntary or involuntary dissolution, bankruptcy, insolvency or assignment of assets for the benefit of creditors.

SECTION 4.3. Rights and Obligations upon Expiration or Termination. Expiration or earlier termination of this Agreement does not constitute a termination or a waiver of any rights of either party against the other party accruing before or at the time of expiration or termination. Promptly after the termination of this Agreement, Contractor must return to CPP all Records, Deliverables (whether completed or then in process) and all Confidential Information (as defined below) in tangible form in Contractor’s possession or control, and Contractor must disclose any and all Work Product not earlier disclosed under this Agreement.

SECTION 4.4. Surviving Obligations. Except to the extent otherwise expressly provided in this Agreement, each party’s rights and obligations under each provision of this Agreement that accrued before the effective date of expiration or earlier termination or that, by their nature, should survive the termination of this Agreement. In addition to any provision of this Agreement that expressly provides for acts or obligations to continue beyond the termination or expiration of this Agreement, this SECTION, SECTIONS 4.2 and 4.3 (each to the extent required to fulfill any post-termination obligations) and ARTICLES V, VI, VII, VIII, and IX survive the expiration or earlier termination of this Agreement.

ARTICLE V

WORK PRODUCT AND INTELLECTUAL PROPERTY

SECTION 5.1. Ownership of Work Product. CPP owns all right, title and interest in and to all Deliverables, Records, Discoveries (as defined below) and the intellectual property rights associated therewith or arising therefrom (collectively, “Work Product”). “Discoveries” means any discoveries, inventions, conclusions, know-how, trade secrets, whether or not patentable or registrable, and whether or not reduced to writing or other tangible form or to actual or constructive practice that are developed, conceived, generated or made by the Contractor or its Service Personnel, solely or jointly with another, in rendering the Services. To the extent Work Product constitutes work made for hire under applicable law, it will be deemed such. Promptly after the conception thereof and upon request by CPP, Contractor must disclose to CPP all Discoveries in writing and, if requested by CPP, sufficiently detail the conception or understanding thereof to enable CPP to prepare and file enabling patent applications or seek other registrations, as appropriate, and at the sole cost and expense of CPP. CPP retains the exclusive right to own, use, distribute, reproduce and practice Work Product. Contractor hereby:

(a) irrevocably assigns to CPP all right, title and interest worldwide in and to any and all Work Product immediately upon its conception, creation, authorship, discovery, development, expression in tangible form, or reduction to practice, as applicable;

(b) covenants that it will inform its directors and officers, and any employees, agents, consultants, subcontractors performing any part of the services, and the employees and consultants of its respective subcontractors performing any part of the Services, which persons are collectively referred to as “Service Personnel,” of CPP’s rights hereunder and the obligations under this Agreement;

(c) covenants that its Service Personnel will be subject to written obligation that requires each of them to assign to Contractor, or to CPP as its designee, all their respective right, title and interest worldwide that they may have in and to any and all Work Product;

(d) represents, warrants, and covenants that it has not and will not, and that it has not allowed or caused and it will not allow or cause any Service Personnel to, encumber with, or place or allowed to be placed on, any Work Product any restrictions, mortgages, liens, pledges, security interests or other encumbrances other than those expressly set forth in this Agreement; and

(e) represents, warrants, and covenants that it has not and will not, and that it has not allowed or caused and it will not allow or cause any Service Personnel to, grant any rights or interest in the Work Product to any third party.

This Agreement does not grant Contractor or any third party any right to own, practice, use, distribute or reproduce Work Product apart from its performance of the Services.

SECTION 5.2. Patent Rights; Further Assurances. CPP has the right, at its sole cost and in its sole discretion, to apply for and obtain patents or other intellectual property right registrations on Work Product in the United States and all foreign countries. Whenever requested to do so, both during the term of this Agreement and after termination hereof, Contractor must promptly execute and deliver, and must cause its Service Personnel that may have contributed to the creation, making, inventing, development or production of any Work Product to promptly execute and deliver, any and all documents that CPP may deem necessary or desirable to evidence or perfect CPP’s ownership of Work Product or to prepare, file for, obtain and maintain, patent protection (or other intellectual property registrations, including copyrights and trademarks) in any country of the world, including any and all patent applications, assignments, oaths, declarations, or other instruments. Generally, both during and after the term of this Agreement, and at CPP’s expense, Contractor will cooperate, and will cause its Service Personnel to cooperate, with CPP in the procurement, perfection, maintenance, defense, assertion, verification and affirmation of CPP’s rights in Work Product anywhere in the world.

SECTION 5.3. Power of Attorney. Contractor hereby irrevocably designates and appoints CPP, and its duly authorized officers and agents, as Contractor’s agent and attorney-in-fact for purposes of Contractor’s fulfillment of its obligations under SECTION 5.2. CPP and its duly authorized officers and agents may act for Contractor, in its behalf and stead, to execute, verify, deliver and file any documents or things in connection with, and to further the purposes of, SECTION 5.2. The foregoing designation and appointment is coupled with an interest.

SECTION 5.4. Intellectual Property Warranties. Contractor hereby warrants to CPP that, except for that portion of the Work Product that is produced in accordance with, and conformance to, CPP’s specific direction and specifications, are contains information or materials provided by CPP, all Work Product will be the original creation of Contractor and will not infringe any copyright, trade secret, or, to the best of Contractor’s knowledge, any patent or other proprietary or intellectual property rights of any third party.

ARTICLE VI

CONFIDENTIALITY

SECTION 6.1. Confidential Information Defined. “Confidential Information” means, collectively: (a) all Work Product; (b) all information provided to Contractor by CPP or by Contractor to CPP that pertains to the disclosing party’s employees, officers, directors, customers, or contractors, or the business, research, products or finances of that disclosing party, or their employees; (c) information generated, obtained or received from CPP by the Contractor or from the Contractor by CPP in preparation of providing the Services or entering this Agreement; and (d) all information disclosed by CPP or Contractor or generated or obtained under this Agreement that has or could have commercial value or other utility in the Business. The definition of Confidential Information is to be broadly interpreted. Information does not need to be identified as Confidential Information at the time of receipt or production by or disclosure to CPP or Contractor to constitute Confidential Information. Confidential Information is deemed to be valuable, special, unique, important, material and confidential, and if used or disclosed improperly or without proper authorization, or if its use or disclosure is threatened, would severely damage, and irreparably harm CPP or Contractor.

SECTION 6.2. Obligations of Confidentiality and Limited Use.

Subsection 6.2.1. Generally. Each party hereto must maintain in absolute and strict confidence all Confidential Information, and may not transcribe, sell, use, lease, disclose, or reproduce any portion of Confidential Information for any purpose other than performing the Services and only to the extent expressly permitted under this Agreement. Any transcription or reproduction of Confidential Information by either party or its Service Personnel must contain notices or legends apprising others of its confidential or proprietary nature. Either party hereto may not use Confidential Information of the other party for its own benefit or for the benefit of any third party or to further any business opportunity of the other party hereto or any third party. The foregoing obligations will continue for so long as the Confidential Information does not fall within any of clauses (a), (b) or (c) of this SECTION, but in any event, no less than ten years from the Effective Date. The foregoing obligations and restrictions on use and disclosure do not apply to that portion of Confidential Information that, at the time of disclosure or use by the non-disclosing party, the non-disclosing party can demonstrate through competent documentary evidence: (a) is generally known to the public through no act or omission of non-disclosing party; (b) is received by the non-disclosing party on a non-confidential basis from a third party who has come to lawfully know or possess the Confidential Information without any breach of an obligation of confidentiality or non-use to the disclosing party or any third party, and whose disclosure to the non-disclosing party does not result in any breach of any obligation of confidentiality or non-use to the disclosing party; or (c) has been specifically released in writing from the provisions of this Agreement. If the non-disclosing party is required to disclose Confidential Information under applicable governmental laws or regulations or under order of a court of competent jurisdiction, the non-disclosing party may do so, but then only to the extent minimally required to comply with the order’s terms. If the non-disclosing party becomes subject to such an order or requirement, the non-disclosing party will immediately inform the disclosing party in writing of the existence, terms and circumstances surrounding the order or requirement, consult with the disclosing party on the steps to be taken to avoid or restrict the disclosure, and give the disclosing party the opportunity to prevent or limit the disclosure, but in no way will the disclosing party interfere with the non-disclosing party’s efforts to comply with the order or requirement. Disclosure in those circumstances does not apply or have effect merely because the disclosing party has filed or will file Confidential Information with any governmental agency, such as a patent application, and the non-disclosing party must continue to hold and treat in accordance with this ARTICLE in all other respects all Confidential Information subject to disclosure under any such order or requirement. The disclosure of any Confidential Information to the non-disclosing party does not grant the non-disclosing party a license or option to a license to use or practice the Confidential Information outside the purposes of this Agreement.

Subsection 6.2.2. Disclosure to Service Personnel. The non-disclosing party may disclose Confidential Information to Service Personnel that: (a) require the disclosed Confidential Information to perform the Services; (b) are aware of the non-disclosing party’s obligations and restrictions under this Agreement; and (c) have agreed in writing to be bound by obligations and restrictions at least as restrictive with regard to confidential information disclosed to them as those imposed on the non-disclosing party under this Agreement. The non-disclosing party remains primarily responsible under this Agreement for any violation of obligations and restrictions regarding confidentiality and limited use that may be made or occasioned by any Service Personnel. Disclosures to Service Personnel must be kept to the minimum necessary to effectively perform the duties of the particular Service Personnel in connection with providing the Services.

Subsection 6.2.3. Patient Data; Physician Data. The parties recognize that, in their performance of this Agreement and the exercise of their respective rights and privileges hereunder, they may be acting as “business associates” with respect to “protected health information” created by them or otherwise obtained from or on behalf of “covered entities”, as those terms are defined under the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104–191, as amended, and any and all applicable regulations promulgated thereunder (collectively, “HIPAA”), including without limitation the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. part 160 and part 164, subparts A and E (herein referred to as the “Privacy Rule”), Security Standards for the Protection of Electronic Protected Health Information (the “Security Rule”) Breach Notification for Unsecured Protected Health Information (the “Breach Notification Rule”), and Health Information Technology for Economic and Clinical Health, Pub. Law No. 111-5 (the “HITECH Act”). If either party concludes that they are acting as business associates with respect to protected health information, the parties must enter into a Business Associate Agreement governing their receipt, holding and use of protected health information.

SECTION 6.3. Remedies. The non-disclosing party must immediately give notice to the disclosing party of unauthorized use or disclosure of disclosed Confidential Information, and, in that case, assist the disclosing party in remedying that unauthorized use or disclosure. Because of the unique and valuable nature of Confidential Information, if the non-disclosing party breaches or threatens to breach any provision of this ARTICLE, the disclosing party would be irreparably damaged or injured such that no remedy at law will afford it adequate protection against, or appropriate compensation for, that damage or injury. Accordingly, notwithstanding and in addition to SECTION 9.8, the disclosing party may: (a) enforce the provisions of this ARTICLE by equitable remedies, including without limitation injunction and specific performance, although those remedies are not the exclusive remedies under this Agreement, but will be in addition to all other remedies available at law or equity; and (b) bring (solely with respect to any breach or threatened breach of this ARTICLE) any action seeking any of those remedies in any court of the United States or any state having subject matter jurisdiction. The non-disclosing party hereby agrees to submit to the jurisdiction of any such court. The non-disclosing party hereby waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and any requirement for the posting of any bond or other collateral that may be required to seek equitable relief.

SECTION 6.4. Ownership; Return upon Termination. As between the parties, all Confidential Information is and remains the sole and exclusive property of the disclosing party. Upon the termination of this Agreement, or upon the disclosing party’s earlier request, the non-disclosing party must return and deliver to the disclosing party all Confidential Information in tangible or electronic form that the non-disclosing party may have in the non-disclosing party’s possession or control.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; ADDITIONAL COVENANTS

SECTION 7.1. Representations and Warranties Regarding Legal Status and Authorization. Each party represents and warrants to the other that, throughout the terms of this Agreement: (a) it is duly organized, validly existing and in good standing under the laws of the state and country of its organization or formation; (b) has the full power and authority to enter into, deliver and perform its obligations under, and carry out the provisions of, this Agreement; (c) the person executing this Agreement on behalf of such entity has been duly authorized to do so, and such person has duly signed and delivered this Agreement; (d) this Agreement constitutes a valid and binding agreement of the representing and warranting party; (e) all action required to be taken to authorize, execute, deliver and perform under this Agreement has been taken and no further approval of any governing person is necessary to consummate this Agreement; (f) execution, delivery and performance of this Agreement by the representing and warranting party do not conflict with any other agreement or arrangement to which such entity is a party or by which it is bound, and do not require the consent of any third party; and (g) it will exercise its good faith in performing under this Agreement, and it will not violate any law, rule, regulation, or order in performing under this Agreement. Except as expressly set forth in this Agreement, neither party makes any warranties, express or implied, as to any matter whatsoever pertaining to the Study, the Protocol, the Services or their performance under this Agreement. To the maximum extent not prohibited by law, EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES, TERMS OR CONDITIONS, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY (IF ANY) AND ALL WARRANTIES OR CONDITIONS OF OR RELATED TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR SATISFACTORY PERFORMANCE, that may arise from or be implied BY, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, THIS AGREEMENT, CPP’s RECEIPT AND USE OF THE WORK PRODUCT, OR ARISING FROM THE COURSE OF DEALING BETWEEN THE PARTIES OR USAGE OF TRADE.

SECTION 7.2. Certain Representation, Warranties and Covenants by Contractor.

Subsection 7.2.1. Quality of Services. Contractor represents, warrants and covenants that: (a) it will perform the Services in a professional, workmanlike manner, with a degree of skill and care in accordance with the highest professional standards applicable to those in Contractor’s industry; (b) Service Personnel will be suitably qualified to perform the Services; (c) it will abide by general requirements of scientific and professional accuracy and record keeping (d) becoming a party to this Agreement does not violate or breach any contractual obligation to a third party, or knowingly create any conflict between the interests of Sponsor and a third party; and (e) it has in place as of the Effective Date, and will maintain in place throughout the term of this Agreement, policies that require, as a condition to employment or providing any services, each employee, agent and subcontractor to comply with, and cooperate in Contractor’s compliance with its obligations under, each of ARTICLES V and VI.

Subsection 7.2.2. No Debarment. Contractor represents and warrants that neither it, its directors and officers, nor, to the best of its knowledge, any other Service Personnel or Contractor Representatives (as defined below): (a) has ever been or is debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b), or convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), or identified on the U.S. General Services Administration's list of Parties Excluded from Federal Programs or the OIG List of Excluded Individuals/Entities (LEIE) database (collectively, “Debarred”); or (b) is subject of a proceeding that could lead to it or any Service Agent becoming Debarred. If, during the term of this Agreement, Contractor, any Service Agent or Contractor Representative becomes or is subject to a proceeding that could lead to a person becoming Debarred, Contractor will immediately notify Sponsor and will immediately remove itself or that person from performance of any of the Services.

SECTION 7.3. No Solicitation. During the term of this Agreement, and for a period of two years after its termination, Contractor and CPP will not, directly or indirectly: (a) solicit or hire away as a result of that solicitation any of the other party’s employee to the benefit of the party or any third party; or (b) provide to any third party the name or identity of any employee or consultant of Contractor or CPP in connection with an inquiry regarding candidates for a position with any third party. If, as a result of its solicitation, one party hires an employee from the other, as liquidated damages, and not as a penalty, an amount equal to $25,000.

SECTION 7.4. Federal Physician Payment Sunshine Act. In the performance of the Services, Contractor is not authorized, and may not, make any payment and will use its best efforts to not provide any transfer of value to any health care professionals who are actively connected to the Study that would require reporting under the Physician Payment Sunshine Act and corresponding state laws. CPP and Contractor acknowledge and agree that due to the broad treatment of transfers of value by the Centers for Medicare and Medicaid Services (“CMS”), Contractor may unknowingly make a transfer of value to a Covered Recipient (as defined in the Sunshine Act), which, if brought to the attention of Contractor, Contractor will report, within three days of Contractor’s receipt of actual notice thereof, all relevant information regarding such transfer of value to CPP for determination for reporting to CMS.

ARTICLE VIII

INDEMNIFICATION; LIMITATION OF LIABILITY; RISK ALLOCATION

SECTION 8.1. Indemnification. Each party (the “Defending Party”) must, at its own expense, defend or settle any and all claims, suits, demands, actions, arbitrations, investigations or other proceedings that are made or instituted by or on behalf of a thirty party (each, a “Claim”) against the other party or its officers, directors, employees, shareholders, members, managers, or affiliated entities (collectively, the “Indemnitees”) and must pay any agreed upon settlement amounts and any loss or damage whatsoever, including reasonable attorneys’ fees and expenses, (collectively, “Losses”) incurred by or awarded against any Defendant to the extent those Claims or Losses are caused by or alleged to have been caused by the indemnifying party’s: (a) breach or threatened breach of this Agreement; (b) a violation of applicable law, rule or regulation, or any intentional misconduct or negligence; or (c) negligence or willful acts or omission resulting in or proximately caused by any personal injury, death or property damage, or any allegation thereof. The foregoing obligations do not apply in those particular cases to the extent the Claims arise from the negligence or intentional misconduct of an Indemnitee, although any other Indemnitee that has not committed any negligence or intentional misconduct continues to enjoy the full benefit of those obligations. The obligations of this SECTION are in addition to, and not in lieu of, a party’s obligation to procure, obtain and maintain insurance as required below.

SECTION 8.2. Indemnification Procedures. An Indemnitee must promptly notify the Defending Party in writing of any Claims, which must then assume the defense of the Claim. The Indemnitees must provide reasonable assistance to the Defending Party, at the Defending Party’s request and expense, in the defense of the Claim. The Defending Party will have the right to choose legal counsel for such defense, subject to the Indemnitees’ reasonable approval. The Indemnitees may elect, in their sole discretion, to participate in the defense thereof by employing counsel at its own expense, without waiving the Defending Party’s obligations under this ARTICLE. The Defending Party may not settle or compromise any Claims or consent to the entry of any judgment thereon without the prior written consent of the pertinent Indemnitee(s), which may not be unreasonably withheld, and without an unconditional release of all liability by each claimant or plaintiff in favor of each affected Indemnitee. If the Defending Party fails or wrongfully refuses to defend or settle any Claims, then the Indemnitee(s) will, upon written notice to the Defending Party, have the right to defend or settle, and control the defense of, those Claims. In that case, the Defending must cooperate, at its own expense, with the Indemnitees and their counsel in the defense and settlement of those Claims, and will pay, as they become due, all costs, damages and reasonable legal fees incurred therefor.

SECTION 8.3. Limitation of Liability. EXCEPT FOR A PARTY’S BREACH OF ARTICLES V OR VI, SECTION 8.1, OR SUBSECTION 7.2.2, NO PARTY NOR ITS AFFILIATES NOR ITS SHAREHOLDERS, MEMBERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, CONTRACTORS OR AGENTS (COLLECTIVELY, “REPRESENTATIVES”) IS LIABLE TO THE OTHER PARTY OR ITS REPRESENTATIVES, WHETHER BASED IN CONTRACT OR TORT, FOR ANY LOSS OF PROFITS (DEMONSTRATED OR PROSPECTIVE) OR BUSINESS REVENUE, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, WHETHER DIRECTLY OR INDIRECTLY, ARISING OUT OF THIS AGREEMENT TO THE FULL EXTENT NOT PROHIBITED BY LAW. EACH PARTY HEREBY RELEASES THE OTHER FROM ANY LOSSES OR DAMAGES OF THAT TYPE. THE FOREGOING LIMITATION APPLIES WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBLITY OF THOSE LOSSES OR DAMAGES. NOTHING HEREIN LIMITS A PARTY'S LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE OR WILFULL MISCONDUCT.

SECTION 8.4. Insurance. Each party, at its sole cost and expense, must obtain and, thereafter throughout the term of this Agreement, maintain in force, general liability insurance, professional liability insurance, and other insurance coverages typically carried by entities engaged in Contractor's business.

SECTION 8.5. Responsibility. The parties each assume responsibility for the actions and omissions of their respective employees, agents and assigns in performance under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Agreement in its Entirety. This Agreement and the Exhibits attached hereto represent and constitute the entire agreement between the parties as to the subject matter of those documents. Any and all prior and contemporaneous oral and written negotiations, representations, warranties, agreements, statements, promises, and understandings with respect to that subject matter, are merged into, and extinguished, superseded, and completely expressed by those documents. No party is bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in such documents.

SECTION 9.2. Addresses and Notices. All notices, requests, consents, demands and other communications provided in this Agreement must be in writing and will be deemed to have been made or given: (a) on the date delivered, if personally delivered; (b) if sent by electronic transmission, at the date and time of transmission indicated on the received email if sent during normal business hours of the notified party, or if not, on the next business day; (c) on the date three business days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (d) on the date one day after deposit with a nationally recognized overnight courier, specifying overnight delivery, with written verification of receipt. All notices must be addressed to the party entitled to notice at the address indicated below the party's signature line on this Agreement or at such other address as such party may designate by ten days' advance written notice under this SECTION to the other party. A notice will be considered “written” or “in writing” if it is in a form on conventional paper or facsimile, or if it is in electronic form (such as an email). Notice of change of address will be effective only when done in accordance with this SECTION. A party may effectively provide and deliver any document or notice by means of portable document format (.pdf) or any other electronic means intended to preserve the original graphic and pictorial appearance of a document.

SECTION 9.3. Amendment of this Agreement; Waiver. No supplement, modification, amendment of, or waiver under, this Agreement will be binding unless executed in writing by both parties. A party's express or implied waiver of or consent to any provision of this Agreement or the other party's breach of its obligations hereunder may not be deemed to be, or construed as, a consent to, or waiver of, any other provisions or other breach of the same or any other obligations of the other party. A party's failure, no matter how long, to: (a) complain of any act, or failure to act, by the other party; (b) declare the other party in default, irrespective of how long the default continues; (c) insist upon the strict performance of any obligation or condition of this Agreement; or (d) exercise any right or remedy consequent upon a breach thereof; does not constitute a waiver by that party of its rights, the breach, or any other obligation or condition. A party's consent in any one instance does not limit or waive the necessity to obtain that party's consent in any future instance. No single or partial exercise of any right, power or privilege by a party hereunder precludes any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

SECTION 9.4. Applicable Law. This Agreement and its effect are subject to and must be construed and enforced in accordance with the laws of the State of Arizona, U.S.A., without regard to its principles regarding conflicts of law.

SECTION 9.5. Assignment. This Agreement and the right and obligations of the parties hereunder may not be assigned by either party without prior written consent of the other which may not be unreasonably withheld or delayed. If assigned, this Agreement will be legally binding upon the undersigned, their successors and assigns.

SECTION 9.6. Compliance with Law; Severability. Nothing in this Agreement is intended, or may be construed, to require the commission of any act contrary to any applicable law. Each party must comply with all applicable laws and regulations in performing its obligations hereunder. If any provision of this Agreement (which is to be applied in the narrowest sense as meaning the particular provision within a single SECTION, Subsection, paragraph, sentence or clause) conflicts with any statute, law, ordinance, policy or treaty such that it is held or adjudged to be invalid, illegal, void or otherwise unenforceable, then the affected provision must be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality, and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby and will remain enforceable to the fullest extent permitted by law. In that event, to the fullest extent possible, the remaining provisions of this Agreement will be modified and construed to the extent necessary to resolve the conflict and to give effect to the intent manifested by the provision held invalid, illegal, void or unenforceable.

SECTION 9.7. Computation of Time. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event, or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or federal holiday in the United States, in which event the period runs until the end of the next day which is not a Saturday, Sunday or federal holiday.

SECTION 9.8. Counterparts. This Agreement may be executed in two or more identical counterparts, by manual, electronic or facsimile signature, each of which will be deemed to be an original, and all of which, taken together, will constitute one and the same instrument. Delivery of this Agreement by facsimile will be deemed binding and will have the same force and effect as delivery of signatures on the original Agreement, and each party may use facsimile signatures as evidence of the execution and delivery of this Services Agreement by all parties to the same extent that an original signature could be used.

SECTION 9.9. Dispute Resolution. The parties will make all reasonable efforts to resolve disputes by face-to-face, good faith negotiations between senior executives. If those negotiations fail to resolve a dispute, the parties will seek resolution through mediation by an independent and neutral third party selected by the parties, or selected by independent nominees of each party. The mediation must be conducted within twenty days after the date a party requests mediation and must take place in Tucson, AZ. The mediation will be conducted under rules agreed upon by the parties or, if no such agreement is reached, in accordance with the Center for Public Resources' Model Procedure for Mediation of Business Disputes. If the mediation fails to resolve the matter within five business days of the mediation, then either party may bring judicial proceedings to resolve the matter in any state or federal court of competent jurisdiction sitting in Tucson, AZ. The prevailing party in any judicial proceeding regarding a dispute, controversy or claim is entitled to recover all of its costs and attorneys’ fees incurred in each proceeding, including any and all appeals or petitions from any proceeding. The prevailing party will be determined by the deciding tribunal based on which party succeeds in obtaining the relief, or in successfully obtaining or securing more of the relief it sought than that sought by the opposing party.

SECTION 9.10. Force Majeure. No failure or omission by any party in the performance of any obligation of this Agreement (except payments hereunder) will be deemed a breach of this Agreement nor create any liability if: (a) the failure or omission arises from any cause beyond the control of the party in question; and (b) steps that could be taken to mitigate or eliminate the cause of the failure or omission were not reasonably foreseeable or were not reasonably available or commercially practicable, and is not caused or exacerbated by the negligence of the non-performing party. Causes falling within clause (a) above include: acts of God; acts or omissions of any government or any agency thereof; compliance with any governmental authority or any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; acts of the public enemy; war, declared or undeclared; rebellion; insurrection; riot; sabotage; invasion; quarantine restrictions; strike; lockout; disputes or differences with workmen; transportation embargoes or delays in transportation. In that event, the non-performing party must give the other party prompt written notice upon discovery and use all reasonable efforts to continue to so perform or cure. If the cause of, or circumstance giving rise to, the delay or non-performance is continuously extant for thirty days after the giving of that written notice, the other party affected by the non-performing party's delay or inability to perform may elect to terminate this Agreement.

SECTION 9.11. Independent Contractor; No Employee Benefits. Contractor is an independent contractor, and not an employee, partner, affiliate or agent of CPP. Accordingly, none of Contractor’s employees will enjoy the benefits provided to employees of CPP. Nothing in this Agreement may be construed as authorization for any party to act as agent for the other. This Agreement does not constitute, create, or may not in any way be interpreted as creating or establishing a joint venture, partnership, or formal business organization of any kind between the parties hereto. Contractor is solely responsible, and accepts all liability, for filing all tax returns and making all tax payments required by any tax authority for the fees paid under this Agreement. CPP will provide Contractor with Form W-9 to the extent required by applicable law.

SECTION 9.12. Rules of Interpretation. The term “include” (and its conjugated verb or cognate noun forms) means “to include without limitation” and “to include but not limit to,” regardless of whether the words “without limitation” or “but not limited to” or their equivalent actually follow it. If a word or phrase is defined, its other grammatical forms, such as any conjugated verb form or cognate noun form, have a corresponding meaning. If a word or phrase is not capitalized, then the word or phrase must be interpreted in accordance with its commonly used meaning, although any words or phrases that have well-known technical or trade meanings must be interpreted in accordance with that meaning. Whenever used in this Agreement: (a) the singular includes the plural, and the plural include the singular; (b) any masculine, feminine or gender-neutral pronoun includes the other and any trust, partnership, limited liability company, firm, or corporation, all as the context and meaning of this Services Agreement may require. The headings of the various ARTICLES, SECTIONS and Subsections of this Services Agreement are used solely for the convenience of the parties, do not form a part of this Agreement and are not intended to affect the interpretation or meaning of this Agreement or to define, limit, extend or describe its scope or intent. Each party has reviewed this Agreement and had the benefit of representation by counsel. In light of the foregoing, any rule of construction to the effect that ambiguities are to be resolved against the drafting party does not apply to the interpretation of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[SIGNATURES APPEAR ON THE IMMEDIATELY FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties have caused an authorized representative to sign this Agreement to be effective the date first written above.

Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation		Clear Pharma, Inc., a Delaware corporation

By:	/s/ Jeffrey Jacob	By:	/s/ T. Anthony Howell
Name:	Jeffrey Jacob	Name:	T. Anthony Howell
Title:	CEO	Title:	Managing Director

Date:	June 10, 2015	Date:	June 10, 2015

EXHIBIT A

FORM OF WORK ORDER

Work Order #____

to Master Services Agreement (“MSA”), effective June 10, 2015 between Cancer Prevention Pharmaceuticals Inc. (“CPP”) and Clear Pharma Inc. (“Contractor”).

[short description]

Dated: ______________, 2015

This Work Order #____ is attached and made a part of that certain MSA by and between CPP and Contractor, incorporating and referring to all of the terms and conditions set forth in the MSA.

ICES:

DELIVERABLE (item, document, system or report)	SPECIFICATIONS (content, design or performance requirements)	ANTICIPATED DELIVERABLE DATE (10 days to accept)

Agreed and acknowledged as of the date set forth above:

Cancer Prevention Pharmaceuticals, Inc.	Clear Pharma, Inc.

By:	By:
Name: Jeffrey Jacob Title: CEO	Name: T. Anthony Howell Title: Managing Director

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